UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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Facebook, Inc.
(Name of Registrant as Specified In Its Charter)
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SUPPLEMENT TO PROXY STATEMENT FOR
FACEBOOK ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2020

Set forth below is additional information to supplement (Supplement) the proxy statement dated April 10, 2020 (Proxy Statement) for the 2020 Annual Meeting of Stockholders (Annual Meeting) of Facebook, Inc. to be conducted as a virtual meeting on May 27, 2020, at 10:00 a.m. Pacific Time.
The purpose of this Supplement is to provide updated information relating to recent developments regarding corporate governance and the composition of the committees of our board of directors. Except as specifically amended or supplemented by the information contained in this Supplement, all information in the Proxy Statement remains unchanged and the entirety of the Proxy Statement and this Supplement should be considered in voting your shares.
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Board Committees
Privacy Committee
On May 12, 2020, our board of directors formed a privacy committee in accordance with the terms of our modified FTC consent order (FTC Consent Order), which became final and effective on April 28, 2020. As more fully described in its charter, a copy of which is available on our website at http://investor.fb.com/governance.cfm, our privacy committee is responsible for overseeing, among other things:

•	compliance with the comprehensive privacy program (Privacy Program) that is required under the FTC Consent Order;

•
management's periodic assessments of the Privacy Program, our compliance with the FTC Consent Order, and any material risks to the privacy, confidentiality, and integrity of certain user information covered by the FTC Consent Order;

•	the approval or removal of Designated Compliance Officer(s), as defined in the FTC Consent Order, who will coordinate and be responsible for the Privacy Program; and

•	the approval or removal of an independent, third-party assessor to review our Privacy Program, as well as the assessor's biennial assessments of the Privacy Program.
Our privacy committee is currently comprised of Peggy Alford, Nancy Killefer, and Robert M. Kimmitt. Ms. Killefer is the chair of our privacy committee. Each member of this committee is an independent director under Nasdaq rules and also meets the other requirements set forth in the FTC Consent Order.
Board Role in Risk Oversight
Our audit & risk oversight committee's responsibilities previously included oversight of risks related to privacy and data use. In connection with the formation of our privacy committee, our board of directors has delegated to our privacy committee the responsibility for overseeing risks related to privacy and data use, including management's periodic assessment of our Privacy Program and any related policies with respect to risk assessment and risk management.